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                                                                      EXHIBIT 21


                                  SUBSIDIARIES
                                       OF
                        PINNACLE FINANCIAL SERVICES, INC.


Pinnacle Bank, a Michigan banking corporation

Starke's Inc., a Michigan corporation (a wholly-owned subsidiary of Pinnacle
Bank)

Crescent Mortgage, Inc., an Indiana corporation (a wholly-owned subsidiary of Pinnacle Bank)

Brookview Real Estate, Ltd., an Indiana corporation (a wholly-owned subsidiary of Pinnacle Bank)